Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:
Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. ANNOUNCES NET INCOME GROWTH OF 21% FOR
THE SECOND QUARTER OF 2005
     Rockland, Massachusetts (July 21, 2005). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced that net income for the quarter ended June 30, 2005 was $8.0 million, an increase of 21.5% from the same period last year and that diluted earnings per share for the quarter were $0.52, an increase of $0.07 diluted earnings per share compared to $0.45 for the quarter ended June 30, 2004. For the six months ended June 30, 2005, net income was $16.0 million and diluted earnings per share were $1.03, an increase of $2.6 million or $0.13 diluted earnings per share, respectively, when compared to net income of $13.3 million and diluted earnings per share of $0.90 for the six months ended June 30, 2004.
     Comparing the three months ending June 30, 2005 to the same period last year, net interest income increased $3.4 million, or 14.7%, while net interest income for the six month ended June 30, 2005 increased $5.8 million, or 12.5% from the six months ended June 30, 2004. The net interest margin was 3.84% for both the three and six months ended June 30, 2005, as compared to 3.84% and 3.99%1 for the three and six months ended June 30, 2004, respectively.
     Non-interest income increased by $252,000, or 3.9%, and decreased by $417,000, or (3.0%) during the three and six months ended June 30, 2005, respectively, as compared to the same periods in the prior year.
➢	Service charges on deposit accounts increased by $126,000, or 4.1%, and by $187,000, or 3.1% for the three and six months ended June 30, 2005, respectively, as compared to the same periods in 2004, reflecting growth in core deposits.

➢	Investment management services income increased by $165,000, or 13.2%, and $323,000, or 13.9%, for the three and six months ended June 30, 2005, compared to the same periods last year due to growth in managed assets. Assets under administration increased by 19.5% from the same period last year to $603.0 million.

➢	Mortgage banking income decreased by $273,000, or (31.9%), and by $80,000, or (5.0%) for the three and six months ended June 30, 2005 as compared to the same periods in 2004. Loan originations decreased in 2005 as compared to the prior year due, at least in part, to inclement weather that lasted well into spring.

➢	The balance of the mortgage servicing asset is $3.0 million and loans serviced amounted to $363.1 million as of June 30, 2005.

➢	Gains on sale of securities totaled $273,000 in the second quarter of 2005. There were no gains realized on sale of securities in the second quarter of 2004. For the six months ended June 30, 2005 the gain on sale of securities totaled $616,000 a decrease of $381,000, or (38.2%) from the $997,000 recorded in the six months ended June 30, 2004.

➢	Other non-interest income increased by $75,000, or 10.5%, and decreased by $393,000, or (21.1%) for the three and six months ended June 30, 2005, as compared to the same period in 2004. The decrease in the six month comparison is primarily due to a decrease in commercial loan prepayment fees.
     Non-interest expense increased by $1.4 million, or 7.7%, and by $2.3 million, or 6.0% for the three and six months ended June 30, 2005, as compared to the same periods in the prior year.
➢	Salaries and employee benefits increased by $2.2 million, or 21.9%, and by $3.0 million, or 14.4% for the three and six months ended June 30, 2005, as compared to the same periods in the prior year. Salaries increased by $896,000, or 11.5%, and by $1.3 million, or 8.4%, respectively, for the three and six months ended June 30, 2005, compared to the same periods in 2004 as a result of annual merit increases for employees and select additions to staff to support strategic initiatives. Accruals for incentive compensation increased by $1.0 million and $1.2 million for the three months the six months ended June 30, 2005, respectively, as compared to the same periods last year due to improved operating performance.

➢	Occupancy and equipment related expense increased by $388,000 or 17.6%, and by $695,000, or 15.5% for the three and six months ended June 30, 2005 as compared to the same periods in the prior year. The increase in this expense is primarily driven by facility’s rent associated with the Falmouth Bancorp, Inc. acquisition which closed in mid 2004, lease buyout expense, two de novo branches, and increased depreciation expense related to a new phone system installed in 2004. Snow removal expense due to inclement weather also contributed to the increase in occupancy and equipment related expense for the six months ended June 30, 2005 as compared to the same period in 2004.

➢	Data processing and facilities management expense has decreased $162,000, or (14.1%) and $257,000, or (11.6%), for the three and six months ended June 30, 2005 compared to the same period in 2004, respectively, as a result of a new data processing contract finalized in the latter part of 2004.

➢	Other non-interest expenses decreased by $746,000, or (14.0%), and by $959,000, or (9.6%), for the three and six months ended June 30, 2005, as compared to the same periods in the prior year. The decrease in other non-interest expenses for the year is primarily attributable to decreases in telephone expense of $321,000 due to the implementation of the aforementioned new phone system, lower consultant fees of $534,000 associated with commercial lending process improvement and data warehousing studies in 2004, and the timing of advertising campaigns of $377,000.
     Total assets increased by $46.5 million, or 1.6%, from December 31, 2004 to $3.0 billion at June 30, 2005.
➢	Securities decreased by $65.9 million, or (8.1%), during the six months ended June 30, 2005. This resulted from the sale of $53.3 million in longer duration securities for the three months ended June 30, 2005 and $62.9 million for the six months ended June 30, 2005. The ratio of securities to total assets as of June 30, 2005 is 25.2%.

➢	Total loans increased by $93.8 million, or 4.9%, during the six months ended June 30, 2005. Commercial loans increased by $50.5 million, or 5.6%. Consumer loans in total increased $36.4 million, or 6.9%, primarily due to promotional growth in variable rate Home Equity lines of credit. The Consumer – Auto loan portfolio decreased by $2.4 million, or (0.9%), during the first six months as production in this segment of the loan portfolio was de-emphasized due to narrowing spreads. Business banking loans totaled $48.7 million, representing growth of 11.6% during the first six months of 2005. Residential loans increased $1.9 million, or 0.4%, during the first six months of 2005.
     Total deposits of $2.1 billion at June 30, 2005 increased $89.2 million, or 4.3%, compared to December 31, 2004. The Company experienced growth in core deposits of $41.5 million, or 2.6%, partially attributable to seasonal inflows. Time deposits increased by $47.7 million, or 10.6%, due to promotional certificate offerings. Borrowings decreased by $52.8 million, or (8.1%), during the six months ended June 30, 2005.
     Stockholders’ equity as of June 30, 2005 totaled $220.5 million, as compared to $210.7 million at December 31, 2004. The Tier 1 leverage capital ratio at June 30, 2005 was 7.28%, maintaining the Company’s well-capitalized position.
     Nonperforming assets totaled $2.1 million at June 30, 2005 (0.07% of total assets), as compared to $2.7 million (0.09% of total assets) reported at December 31, 2004. The allowance for loan losses increased slightly to $26.1 million at June 30, 2005 compared to $25.2 million at December 31, 2004. The Company’s allowance for loan losses covered nonperforming loans 12.4 times at June 30, 2005 compared to 9.3 times coverage at December 31, 2004. The Company maintained a reserve to loan ratio of 1.30% at June 30, 2005.
     Chris Oddleifson, Chief Executive Officer and President of Independent Bank Corp. and Rockland Trust Company, stated that; “I am pleased with the earnings growth experienced in the second quarter. I remain confident that our commitment to customers, the expansion of our product offerings, our focus on continuous process improvement, and our prudent underwriting practices will continue to deliver strong financial performance.”
     Christopher Oddleifson, Chief Executive Officer and President, and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp., will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Time on Friday, July 22, 2005. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-877-407-8031 reference: INDB. A replay of the call will be available until 11:59 p.m. on July 27, 2005 by calling 1-877-660-6853 Account Number: 286, Conference ID: 159129. The webcast replay will be available until October 22, 2005.
     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $3.0 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find our more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.
     This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
Footnote:
     1. A major reason for the variance in the net interest margin between the six months ended June 30, 2005 and June 30, 2004 was the implementation, during the first quarter of 2004, of FIN 46R: Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46 Revised, “Consolidation of Variable Interest Entities - an Interpretation of Accounting Research Bulletin No. 51”. FIN 46R addresses limited purpose trusts formed to issue trust preferred securities. FIN 46R required the Company to deconsolidate its two subsidiary trusts (Independent Capital Trust III and Independent Capital Trust IV) on March 31, 2004. The result of deconsolidating these subsidiary trusts is that trust preferred securities of the trusts, which were classified between liabilities and equity on the balance sheet (mezzanine section), no longer appear on the consolidated balance sheet of the Company. The related minority interest expense also is no longer included in the consolidated statement of income. Due to FIN 46R, the junior subordinated debentures of the parent company that were previously eliminated in consolidation are now included on the consolidated balance sheet within total borrowings. The interest expense on the junior subordinated debentures is included in the calculation of net interest margin of the consolidated company, negatively impacting the net interest margin by approximately 0.19% on an annualized basis. There is no impact on net income as the amount of interest previously recognized as minority interest is equal to the amount of interest expense that is recognized currently in the net interest margin offset by the dividend income on the subsidiary trusts common stock recognized in other non-interest income.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)

CONSOLIDATED BALANCE SHEETS	June 30,	December 31,	$	%
	2005	2004	Variance	Change

Assets
Cash and Due From Banks	$76,454	$62,961	13,493	21.43%
Fed Funds Sold and Short Term Investments	3,564	2,735	829	30.31%
Securities
Trading Assets	1,539	1,572	(33)	-2.10%
Securities Available for Sale	614,760	680,286	(65,526)	-9.63%
Securities Held to Maturity	106,724	107,967	(1,243)	-1.15%
Federal Home Loan Bank Stock	29,287	28,413	874	3.08%

Total Securities	752,310	818,238	(65,928)	-8.06%

Loans
Commercial and Industrial	160,345	156,260	4,085	2.61%
Commercial Real Estate	635,977	613,300	22,677	3.70%
Commercial Construction	150,340	126,632	23,708	18.72%
Business Banking	48,742	43,673	5,069	11.61%
Residential Real Estate	426,753	427,556	(803)	-0.19%
Residential Construction	9,423	7,316	2,107	28.80%
Residential Loans Held for Sale	11,511	10,933	578	5.29%
Consumer — Home Equity	229,899	194,458	35,441	18.23%
Consumer — Auto	281,564	283,964	(2,400)	-0.85%
Consumer — Other	55,583	52,266	3,317	6.35%

Total Loans	2,010,137	1,916,358	93,779	4.89%
Less — Allowance for Loan Losses	(26,050)	(25,197)	(853)	3.39%

Net Loans	1,984,087	1,891,161	92,926	4.91%

Bank Premises and Equipment	36,303	36,449	(146)	-0.40%
Goodwill and Core Deposit Intangible	57,127	57,288	(161)	-0.28%
Other Assets	80,539	75,094	5,445	7.25%

Total Assets	$2,990,384	$2,943,926	46,458	1.58%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$528,295	$495,500	32,795	6.62%
Savings and Interest Checking Accounts	611,050	614,481	(3,431)	-0.56%
Money Market	513,181	501,065	12,116	2.42%
Time Certificates of Deposit	496,871	449,189	47,682	10.62%

Total Deposits	2,149,397	2,060,235	89,162	4.33%

Federal Home Loan Bank Borrowings	460,784	537,919	(77,135)	-14.34%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	86,976	61,533	25,443	41.35%
Junior Subordinated Debentures	51,546	51,546	0	0.00%
Treasury Tax and Loan Notes	3,047	4,163	(1,116)	-26.81%

Total Borrowings	602,353	655,161	(52,808)	-8.06%

Total Deposits and Borrowings	2,751,750	2,715,396	36,354	1.34%
Other Liabilities	18,106	17,787	319	1.79%
Stockholders’ Equity	220,528	210,743	9,785	4.64%

Total Liabilities and Stockholders’ Equity	$2,990,384	$2,943,926	46,458	1.58%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended			Six Months ended
	June 30,		Percent	June 30,		Percent
	2005	2004	Change	2005	2004	Change

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$36	$0	100.00%	$66	$0	100.00%
Interest and Dividends on Securities	8,821	8,602	2.55%	17,638	16,397	7.57%
Interest on Loans	29,769	23,540	26.46%	57,897	46,819	23.66%

Total Interest Income	38,626	32,142	20.17%	75,601	63,216	19.59%

INTEREST EXPENSE
Interest on Deposits	6,080	4,589	32.49%	11,333	8,886	27.54%
Interest on Borrowed Funds	6,202	4,584	35.30%	12,056	7,927	52.09%

Total Interest Expense	12,282	9,173	33.89%	23,389	16,813	39.11%

Net Interest Income	26,344	22,969	14.69%	52,212	46,403	12.52%
Less — Provision for Loan Losses	1,105	744	48.52%	2,035	1,488	36.76%

Net Interest Income after Provision for Loan Losses	25,239	22,225	13.56%	50,177	44,915	11.72%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,178	3,052	4.13%	6,149	5,962	3.14%
Investment Management Services Income	1,413	1,248	13.22%	2,651	2,328	13.87%
Mortgage Banking Income	583	856	-31.89%	1,512	1,592	-5.03%
BOLI Income	474	588	-19.39%	897	970	-7.53%
Net Gain on Sale of Securities	273	—	100.00%	616	997	-38.21%
Other Non-Interest Income	788	713	10.52%	1,470	1,863	-21.10%

Total Non-Interest Income	6,709	6,457	3.90%	13,295	13,712	-3.04%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	12,162	9,976	21.91%	23,953	20,942	14.38%
Occupancy and Equipment Expenses	2,597	2,209	17.56%	5,192	4,497	15.45%
Data Processing and Facilities Management	991	1,153	-14.05%	1,953	2,210	-11.63%
Merger and Acquisition Expense	—	221	-100.00%	—	221	-100.00%
Other Non-Interest Expense	4,586	5,332	-13.99%	9,027	9,986	-9.60%

Total Non-Interest Expense	20,336	18,891	7.65%	40,125	37,856	5.99%

Minority Interest	—	—	—	—	1,072	-100.00%

INCOME BEFORE INCOME TAXES	11,612	9,791	18.60%	23,347	19,699	18.52%

PROVISION FOR INCOME TAXES	3,571	3,170	12.65%	7,392	6,378	15.90%

NET INCOME	$8,041	$6,621	21.45%	$15,955	$13,321	19.77%

BASIC EARNINGS PER SHARE	$0.52	$0.45	15.56%	$1.04	$0.91	14.29%
DILUTED EARNINGS PER SHARE	$0.52	$0.45	15.56%	$1.03	$0.90	14.44%
BASIC AVERAGE SHARES	15,372,253	14,688,789	4.65%	15,359,374	14,670,858	4.69%
DILUTED AVERAGE SHARES	15,504,976	14,853,750	4.38%	15,508,024	14,856,008	4.39%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.84%	3.84%	0.00%	3.84%	3.99%	-3.76%
Return on Average Assets	1.07%	1.01%	5.94%	1.07%	1.05%	1.90%
Return on Average Equity	14.85%	15.00%	-1.00%	14.86%	15.08%	-1.46%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Three Months Ended June 30,
			2005			2004
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Assets Purchased Under Resale Agreement	$3,564	$5,028	$36	2.86%	$—	$—	—
Securities:
Trading Assets	1,539	1,527	5	1.31%	1,530	5	1.31%
Taxable Investment Securities	688,250	741,518	8,142	4.39%	719,125	7,902	4.40%
Non-taxable Investment Securities (1)	62,521	62,444	1,037	6.64%	64,369	1,069	6.64%

Total Securities:	752,310	805,489	9,184	4.56%	785,024	8,976	4.57%
Loans (1)	2,010,137	1,983,148	29,855	6.02%	1,657,043	23,620	5.70%

Total Interest-Earning Assets	$2,766,011	$2,793,665	$39,075	5.59%	$2,442,067	$32,596	5.34%

Cash and Due from Banks	76,454	65,267			67,175
Other Assets	147,919	144,838			107,780

Total Assets	$2,990,384	$3,003,770			$2,617,022

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$611,050	$597,232	$662	0.44%	$542,451	$753	0.56%
Money Market and Super Interest Checking Accounts	513,181	533,563	2,334	1.75%	432,485	1,255	1.16%
Time Deposits	496,871	502,743	3,084	2.45%	471,974	2,582	2.19%

Total interest-bearing deposits:	1,621,102	1,633,538	6,080	1.49%	1,446,910	4,590	1.27%
Borrowings:
Federal Home Loan Bank Borrowings	$460,784	$502,255	$4,804	3.83%	$388,976	$3,278	3.37%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	86,976	69,992	270	1.54%	75,907	207	1.09%
Junior Subordinated Debentures	51,546	51,546	1,118	8.68%	51,546	1,095	8.50%
Treasury Tax and Loan Notes	3,047	1,681	10	2.38%	3,526	4	0.45%

Total Borrowings:	602,353	625,474	6,202	3.97%	519,955	4,584	3.53%

Total Interest-Bearing Liabilities	$2,223,455	$2,259,012	$12,282	2.17%	$1,966,865	$9,174	1.87%

Demand Deposits	528,295	510,879			458,660

Company-Obligated Mandatorily Redeemable Securities of Subsidiary Holding Solely Parent Company Debentures of the Corporation	—	—			—
Other Liabilities	18,106	17,230			14,879

Total Liabilities	$2,769,856	$2,787,121			$2,440,404
Stockholders’ Equity	220,528	216,649			176,618

Total Liabilities and Stockholders’ Equity	$2,990,384	$3,003,770			$2,617,022

Net Interest Income			$26,793			$23,422

Interest Rate Spread (2)				3.42%			3.47%

Net Interest Margin (2)				3.84%			3.84%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,149,397	$2,144,417	$6,080		$1,905,570	$4,590
Cost of Total Deposits				1.13%			0.96%
Total Funding Liabilities, including Demand Deposits	$2,751,750	$2,769,891	$12,282		$2,425,525	$9,174
Cost of Total Funding Liabilities				1.77%			1.51%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $449 for the three months ended June 30, 2005 and $453 for the three months ended June 30, 2004.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Six Months Ended June 30,
			2005			2004
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning Assets:

Federal Funds Sold and Assets Purchased Under Resale Agreement	$3,564	$4,957	$66	2.66%	$—	$—	—
Securities:
Trading Assets	1,539	1,549	16	2.07%	1,518	19	2.50%
Taxable Investment Securities	688,250	740,721	16,283	4.40%	678,262	14,937	4.40%
Non-taxable Investment Securities (1)	62,521	62,549	2,059	6.58%	65,592	2,218	6.76%

Total Securities:	752,310	804,819	18,358	4.56%	745,372	17,174	4.61%
Loans (1)	2,010,137	1,958,097	58,070	5.93%	1,629,941	46,980	5.76%

Total Interest-Earning Assets	$2,766,011	$2,767,873	$76,494	5.53%	$2,375,313	$64,154	5.40%

Cash and Due from Banks	76,454	63,450			66,263
Other Assets	147,919	142,710			105,921

Total Assets	$2,990,384	$2,974,033			$2,547,497	$

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$611,050	$597,979	1,320	0.44%	$531,527	$1,440	0.54%
Money Market and Super Interest Checking Accounts	513,181	516,610	4,164	1.61%	399,424	2,325	1.16%
Time Deposits	496,871	500,050	5,849	2.34%	470,578	5,121	2.18%

Total interest-bearing deposits:	1,621,102	1,614,639	11,333	1.40%	1,401,529	8,886	1.27%
Borrowings:
Federal Home Loan Bank borrowings	$460,784	$505,597	$9,342	3.70%	$391,465	$6,511	3.33%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	86,976	67,372	464	1.38%	59,703	300	1.00%
Junior Subordinated Debentures	51,546	51,546	2,235	8.67%	26,056	1,107	8.50%
Treasury Tax and Loan Notes	3,047	1,848	15	1.62%	3,682	8	0.43%

Total borrowings:	602,353	626,363	12,056	3.85%	480,906	7,926	3.30%

Total Interest-Bearing Liabilities	$2,223,455	$2,241,002	$23,389	2.09%	$1,882,435	$16,812	1.79%

Demand Deposits	528,295	501,041			448,063

Company-Obligated Mandatorily Redeemable Securities of Subsidiary Holding Solely Parent Company Debentures of the Corporation	—	—			23,668
Other Liabilities	18,106	17,217			16,669

Total Liabilities	$2,769,856	$2,759,260			$2,370,835
Stockholders’ Equity	220,528	214,773			176,662

Total Liabilities and Stockholders’ Equity	$2,990,384	$2,974,033			$2,547,497

Net Interest Income			$53,105			$47,342

Interest Rate Spread (2)				3.44%			3.61%

Net Interest Margin (2)				3.84%			3.99%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,149,397	$2,115,680	$11,333		$1,849,592	$8,886
Cost of Total Deposits				1.07%			0.96%
Total Funding Liabilities, including Demand Deposits	$2,751,750	$2,742,043	$23,389		$2,330,498	$16,812
Cost of Total Funding Liabilities				1.71%			1.44%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $893 for the six months ended June 30, 2005 and $939 for the six months ended June 30, 2004.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	June 30,	December 31,
	2005	2004

Asset Quality
Nonperforming Loans	2,099	2,702
Nonperforming Assets	2,099	2,702
Net charge-offs (year to date)	1,182	1,853
Net charge-offs to average loans (annualized)	0.12%	0.11%
Loans 90 days past due & still accruing	218	245
Nonperforming Loans/Gross Loans	0.10%	0.14%
Allowance for Loan Losses/Nonperforming Loans	1241.07%	932.53%
Loans/Total Deposits	93.52%	93.02%
Allowance for Loan Losses/Total Loans	1.30%	1.31%

Financial Ratios
Book Value per Share	$14.34	$13.75
Tangible Capital/Tangible Asset	5.57%	5.32%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	6.07%	5.82%
Tangible Book Value per Share	$10.62	$10.01
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$11.57	$10.96

Capital Adequacy
Tier one leverage capital ratio (1)	7.28%	7.06%

(1)	Estimated number for June 30, 2005